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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


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                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): December 11, 2000



                                 AMEDISYS, INC.
                                 --------------
               (Exact Name of Registrant as Specified in Charter)


                                    Delaware
                                    --------
                         (State or Other Jurisdiction of
                          Incorporation or Organization)

         0-24260                                     11-3131700
         -------                                     ----------
  (Commission File Number)              (I.R.S. Employer Identification No.)


                11100 Mead Road, Suite 300, Baton Rouge, LA 70816
                -------------------------------------------------
           (Address of principal executive offices including zip code)


                                 (225) 292-2031
                                 --------------
              (Registrant's telephone number, including area code)



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ITEM 5. OTHER EVENTS

DESCRIPTION OF SECURITIES

GENERAL

           Amedisys, Inc. (the "Company") has 10,000,000 shares of Common Stock, $0.001 par value per share (the "Common Stock") and 5,000,000 shares of $0.001 par value Preferred Stock authorized for issuance by its Board of Directors (the "Board"). As of the effective date of this filing, the Company had issued and outstanding 5,326,126 shares of Common Stock and 390,000 shares of Preferred Stock, and 3,659,518 shares of Common Stock were reserved for issuance upon conversion of Preferred Stock, the exercise of stock options, the exercise of stock warrants and other purposes. The rights of shareholders of Common Stock, as described below, are subject to the prior rights of holders of the Preferred Stock, as described below, which may from time to time be outstanding.

           The following description of the Company's securities is qualified in its entirety by reference to the Company's Certificate of Incorporation and By-laws and to the applicable provisions of the Delaware General Corporation Law ("DGL").

COMMON STOCK

           Dividend Rights. Holders of outstanding Common Stock ("Common Shareholders") are entitled to receive such dividends, if any, as may be declared by the Board, in its discretion, out of funds legally available therefor.

           Voting Rights. Common Shareholders are entitled to one vote per share on all matters to be voted on by the shareholders. Common Shareholders do not have cumulative voting rights.

           Liquidation Rights. In the event of the liquidation of the Company, after payment of debts and expenses and any payment due on Preferred Stock, if any, the Common Shareholders will be entitled to receive all remaining assets of the Company ratably in proportion to the number of shares held by them.

           Preemptive Rights. Common Shareholders do not have the right to subscribe to any additional capital stock that may be issued by the Company.

           Preferred Stock. The Board is authorized without action of shareholders except as described under "Series A Preferred Stock" below, to issue up to 5,000,000 shares of Preferred Stock from time to time, and to fix the preferences, limitations and relative rights of the shares of Preferred Stock and Common Stock, as well as to establish and fix variations in the preferences, limitations and relative rights between different series of Preferred Stock. Shares of Preferred Stock authorized by the Board may have dividend, liquidation, voting and other rights superior to shares of Common Stock. In addition, the Board may grant to the holders of Preferred Stock the right to elect one or more directors or the right to convert shares of Preferred Stock into Common Stock.


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           One of the effects of the existence of undesignated Preferred Stock and authorized but unissued Common Stock may be to enable the Board to make more difficult or to discourage an attempt to obtain control of the Company. For example, shares of Common Stock or Preferred Stock could be sold privately to purchasers who might support the Board in a control contest or could be sold to dilute the voting or other rights of a person seeking to obtain control. In addition, the Board could cause the Company to issue Preferred Stock entitling holders (1) to vote separately as a class on any proposed transaction, (2) to convert Preferred Stock into Common Stock, (3) to demand redemption at a specified price in connection with a change in control or (4) to exercise other rights designated to impede a takeover. In addition, although the Board will authorize the issuance of Common or Preferred Stock only when it considers doing so to be in the best interest of shareholders, the issuance of additional shares may, among other things, have a dilutive effect on earnings and equity per share of Common Stock and on the voting rights of the Common Shareholders.

SERIES A PREFERRED STOCK

           General. The Company is authorized to issue up to 5,000,000 shares of Preferred Stock $0.001 par value per share. As of the effective date of this filing, the Company had issued and outstanding 390,000 shares of Series A Preferred Stock (the "Preferred Stock") with a stated liquidation of $10 per share.

           Dividend Rights. Holders of the Preferred Stock ("Preferred Shareholders") are entitled to receive such dividends, if any, as may be declared by the Board, in its discretion, out of funds legally available therefor. Declared dividends are required to be paid before dividends may be paid on Common Stock.

           Conversion Rights. At their option, the Preferred Shareholders may convert the Preferred Stock into shares of Common Stock at the conversion price of $3.00 per share, currently equal to a conversion rate of 3.33 shares of Common Stock at the then conversion price for each share of Preferred Stock, subject to customary antidilution clauses.

           Voting Rights. Except as otherwise required by law, Preferred Shareholders are entitled to vote on any matter, including the election of directors, together with the Common Stock, each share of Preferred Stock having a number of votes equal to the number of common shares into which it is convertible. In addition, the Preferred Stock, voting separately as a class, must approve any authorization or issuance of any stock ranking equal or senior to the Preferred Stock and any amendment to the Certificate of Incorporation that changes any of the provisions therein of the Preferred Stock.

           Liquidation Rights. Upon the liquidation of the Company, after the payment of debts and expenses, the Preferred Shareholders are entitled to receive a preferential payment of $10.00 per share, and no more, before any distributions may be made on the Common Stock.

           Preemptive Rights. Preferred Shareholders do not have the right to subscribe to any additional capital stock that may be issued by the Company.

SHAREHOLDER RIGHTS PLAN

           General. The Company's shareholder rights plan gives one right ("Right") for each share of Common Stock, including securities convertible into, exchangeable into or exercisable for Common Stock of the Company. Subject to the terms of a Shareholder Rights Agreement between the Company and American Stock Transfer & Trust Company as Rights Agent (the "Rights Agreement"), each Right will entitle the registered holder, after the Separation Date (defined below) and prior to the Expiration Date (defined below), to purchase from the Company, for $15.00 (the "Exercise Price"), that number of shares of Common Stock having an aggregate Market Price (defined below), on the first date of the Company's public announcement that a person has become an Acquiring Person (defined below) [the "Stock Acquisition Date"], equal to twice the Exercise Price. Subject to certain adjustments and subject to the more detailed description set forth in the Rights Agreement, the "Market Price" means the average of the daily closing prices of such Common Stock on each of the 10 consecutive business days through and including the business day immediately preceding such date. The Exercise Price and Rights are subject to adjustments from time to time as set forth in the Rights Agreement.


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           Rights. Until the Separation Date, each Right is evidenced by the certificate for the associated share of Common Stock and is transferable only together with such associated share. Subject to terms of the Rights Agreement, the Rights may be exercised and may be transferred independent of shares of Common Stock after the Separation Date and before the Expiration Date. After the Separation Date, Right Certificates and disclosure statements describing the Rights will be mailed to holders of Common Stock (other than certain Persons whose Rights have become void pursuant to the Rights Agreement) and such separate Rights Certificate alone will evidence the Rights. Each Right will entitle the holder, subject to certain adjustments and other terms of the Rights Agreement, to purchase from the Company, for the Exercise Price, that number of shares of Common Stock having an aggregate Market Price on the Stock Acquisition Date which is equal to twice the Exercise Price.

           The Separation Date means, subject to certain exceptions, the close of business on the earlier of (i) the tenth business day after the date on which any individual, firm, partnership, association, group, corporation or other entity (the "Person") commences a tender or exchange offer which, if consummated, would result in such Person, together with affiliates and associates, acquiring beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Acquiring Person"), and (ii) the tenth business day after the first date of the Company's public announcement that an Acquiring Person has become such or such earlier or later date as the Company's Board may from time to time fix by adopting a resolution prior to the Flip-In Date that would otherwise have occurred (the "Flip-In Date").

           Acquiring Person. An "Acquiring Person" does not include any Person
(i) who is an Acquiring Person on June 15, 2000 or who becomes an Acquiring Person solely as a result of an acquisition by the Company of shares of Common Stock, until such time as any of such Person shall become the beneficial owner (other than by means of a stock dividend or stock split) of any additional shares of Common Stock, (ii) who is an Acquiring Person but who acquired beneficial ownership of shares of Common Stock without any plan or intention to seek or affect control of the Company, if such Person promptly divests sufficient shares of Common Stock so that such Person ceases to be an Acquiring Person, (iii) who beneficially owns shares of Common Stock consisting solely of one or more of (A) shares of Common Stock beneficially owned pursuant to the grant or exercise of an option granted to such Person by the Company in connection with an agreement to merge with, or acquire, the Company entered into before a Flip-In Date, (B) shares of Common Stock beneficially owned by such Person or its affiliates or associates at the time of grant of such option or
(C) shares of Common Stock acquired by affiliates or associates of such Person after the time of such grant which, in the aggregate, amount to less than 1% of the outstanding shares of Common Stock, or (iv) who beneficially owns Preferred Stock of the Company, which, upon conversion to Common Stock would cause such Person to be an Acquiring Person. In addition, the definition of an "Acquiring Person" does not include the Company, any of its wholly owned subsidiaries and any employee stock ownership or other employee benefit plan of the Company or of its wholly owned subsidiaries.

           Expiration Date. The "Expiration Date" is the earliest of (i) the date on which the right to exercise the Rights shall terminate pursuant to an action by the Board electing to exchange, subject to certain exceptions and adjustments, all outstanding Rights for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, (the "Exchange Date"); (ii) the date, before the close of business on the Flip-In Date, the Board elects to terminate the Rights without any payment to any holder (the "Termination Date");
(iii) June 14, 2010; and (iv) upon the merger of the Company into another corporation pursuant to an agreement entered into prior to a Flip-In Date.

           Flip-In Date and Flip-Over Transaction or Event. If a Flip-In Date occurs before the Expiration Date, the Rights entitle the holders to purchase from the Company, for the Exercise Price, such number shares of Common Stock having an aggregate Market Price on the Stock Acquisition Date equal to twice the Exercise Price. At any time after the Flip-In Date and before an Acquiring Person becomes the beneficial owner of more than 50% of the outstanding shares of Common Stock, the Board may, at its option, elect to exchange all of the then outstanding Rights for shares of Common Stock at an exchange ratio, subject to adjustments, of one share of Common Stock per Right. Upon such action by the Board, the right to exercise the Rights will terminate and each Right will represent only the right to receive one share of Common Stock per Right. Notwithstanding any of the foregoing, all Rights that are or were beneficially owned on or after the Stock Acquisition Date by an Acquiring Person or by any transferee will be null and void and any holder of such Rights shall have no right to exercise or transfer such Rights.

           If there are insufficient treasury shares or authorized but unissued shares of Common Stock to permit the exercise or exchange of the Rights under the above mentioned Flip-In transactions, the Company will either call a meeting of the shareholders seeking approval for the authorization of sufficient additional shares or permit the holders of the Rights to receive, upon exercise or exchange of the Rights, certain debt or equity securities or other assets (or a combination thereof) as set forth in the Rights Agreement.


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           After the Flip-In Date occurs and before the Expiration Date, the
Company may not enter into or consummate an agreement or permit to occur any Flip-Over Transaction or Event unless proper provision is made for the benefit of the Rights holders such that each Right will thereafter become a right to purchase from the Flip- Over Entity (as defined below), for the Exercise Price, that number of shares of stock of the Flip-Over Entity having an aggregate Market Price equal to twice the Exercise Price. Further, all obligations and duties of the Company pursuant to the Rights Agreement shall be assumed by the Flip-Over Entity.

           Unless the Rights are terminated by the Board before the Expiration Date, the Company may not enter into any agreement with respect to, consummate or permit the occurrence of any Flip- Over Transaction or Event if any rights, warrants or securities outstanding or other arrangements, agreements or instruments would eliminate or materially diminish the benefits under the Rights Agreement.

           A "Flip-Over Transaction or Event" is generally defined as a transaction or a series of transactions occurring after a Flip-In Date which would directly or indirectly result in (i) a consolidation, merger or participation in a share exchange by the Company with a Person if, during such time, the Company's Board is controlled by the Acquiring Person and either (A) any term of or arrangement concerning the treatment of shares of capital stock in such an event relating to the Acquiring Person is not identical as compared to the other holders of the Common Stock or (B) the Person with whom the said transaction or transactions are occurring is the Acquiring Person or (ii) the sale or transfer by the Company of one or more of its subsidiaries of assets aggregating more than 50% of the assets or generating more than 50% of the operating income or cash flow of the Company and its subsidiaries, as a whole, to any Person (other than the Company or its wholly owned subsidiaries) or two or more affiliated or associated Person or Persons acting in concert, if, at such time the Company's Board is controlled by an Acquiring Person. An Acquiring Person is deemed to "control" the Company's Board if after a Flip-In Date, the persons who were directors of the Company before the Flip-In Date cease to be a majority of the Company's Board. For the purposes of a Flip-Over Transaction or Event described in clause (i) above, a "Flip-Over Entity" is a Person issuing any securities into which shares of Common Stock are being converted or exchanged and, if no such securities are being issued, the other party to such Flip-Over Transaction or Event. In the case of a Flip-Over Transaction or Event referred to in clause (ii) above, a "Flip-Over Entity" is a Person receiving the greatest portion of the assets or earning power being transferred in such Flip-Over Transaction or Event. If such Person is a subsidiary of a corporation, the parent corporation is the Flip-Over Entity.

           Adjustments to Exercise Price and Rights. The Exercise Price and the Rights are subject to adjustment from time to time to protect against dilution in the event of a stock dividend on, or a subdivision or combination of, the shares of Common Stock. Further, the number of Rights and/or securities or other property purchasable upon exercise of Rights may be adjusted at the sole discretion of the Board if the Company, at any time after the Record Date and prior to the Separation Date, issues or distributes any securities or assets in respect of, in lieu of or in exchange for Common Stock (other than a regular cash or stock dividend) whether by dividend, in a reclassification or recapitalization, or otherwise.

           No Shareholder Rights Prior to Exercise. Until the Rights have been exercised or exchanged pursuant to the Rights Agreement, the holders thereof, as such, will have no rights as shareholders of the Company including, without limitation, the right to vote or receive dividends.

           Termination, Expiration and Amendments. At any time until the close of business on the Flip-In Date, the Board may, at its option, terminate the Rights without any payment to the holders thereof. The Board may condition the termination of Rights until or upon the occurrence of a specified future time or event. The said action of the Board will, without any further action and without notice, terminate the right to exercise the Rights and will cause each Right to be null and void.

           The Rights and the Rights Agreement expire at the Expiration Date. After such date, no Person shall have any rights pursuant to the Rights Agreement or any Right unless the Rights are exchanged pursuant to the said Agreement.

           The Rights Agreement may be supplemented or amended without the approval of the holders of the Rights at any time and in any respect before the close of business on the Flip-In Date. Thereafter, the Rights Agreement may be amended without approval of the Rights holders if the changes are necessary or desirable and do not materially adversely affect the interest of the Rights holders, or in order to cure ambiguities, defects or inconsistencies.

           Anti-takeover Effects. The Rights may have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board. However, the

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Rights should not interfere with any merger, share exchange or other business combination approved by a majority of the current Directors since the Rights may be terminated by the current Board at any time on or before the close of business ten business days after announcement by the Company that a person has become an Acquiring Person. Thus, the Rights are intended to encourage persons who may seek to acquire control of the Company to initiate such an acquisition through negotiations with the Board.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:   /s/ John M. Joffrion
   -----------------------------------------
John M. Joffrion
Senior Vice President of Finance
Principal Accounting and Financial Officer

DATE: December 11, 2000